Exhibit 99.1

August, 2018 Q3 2018 Investor Update

Table of Contents TOPIC PAGES The Latest News Key themes & topics 2 - 6 Corporate Update/Overview 7 - 12 Capital management discussion 13 - 1 9 Co rporate F inancial s & Performance 20 - 2 7 Stock performance & total return  28 - 36 Segment Report ing Overview O perating segments 3 7 - 38 Segment financials 3 9 - 40 Segment - Specific Discussion Specialty P&C operating highlights 41 - 53 Specialty P&C strategic update  54 - 66 Workers’ Compensation operating highlights  67 - 77 Workers’ Compensation strategic update 78 - 84 Lloyd’s Operating highlights 85 - 87 Lloyd’s strategic update 88 - 91 TOPIC PAGES Investments Overall strategy review 92 - 93 Investment result  94 - 95 Inve stment performance vs indexes  96 Detailed breakdown of investments 97 - 101 2017 Financial Data 10 2 - 109 Safe Harbor Statement s 110

Key Themes and Topics of Importance August 2018

Key Themes Long Term Success Consistent & disciplined focus on profitability Demonstrated track record of value creation for shareholders Proven Strategy World class knowledge & expertise Superior brand identity and reputation in the market Broad range of coverages address every significant need in our target markets Strong claims advocacy continues to differentiate Forward Thinking Successfully adapting to serve evolving risks through new distribution partners Coverages that span the broad spectrum of healthcare and related risks Dedicated to creating future value

Positives in the Second Quarter Profitability and More Operating income grew 21.5% vs Q2 2017 Premium Growth in all segments Worker’s Compensation up 19.2% Growth in all operating regions, plus continued benefits from the Great Falls transaction and the inception of Eastern Specialty Risk Specialty P&C Segment up 16.5%, mainly due to a $26.6 million Loss Portfolio Transfer Important increase in healthcare facility business as well Renewal pricing up 3% for physicians, 8% for facilities Lloyd’s Syndicates segment up 3.8% Renewal Retention remains strong Investments performed well

Addressing the Challenges Ahead Underwriting and pricing changes to improve profitability in our Lloyd’s Syndicates segment Cautiously reacting to increasing loss trends in healthcare professional liability Increasing Current Accident Year Loss picks to protect insureds, investors and our balance sheet for the long-term The trends are to yet evident in our paid losses, but prompted by the general industry outlook Finding profitable growth by providing a differentiated product in competitive markets High retention underscores the premium, non-commodity product we offer Ongoing review of our capital management strategy to ensure long-term effectiveness and efficiency

Our View of the Markets We serve Healthcare Professional Liability: Signs of severity increase are on the horizon Should bring rationality back to the market Likely to provide new growth opportunities Flight to quality Weakness among smaller, less capable/experienced competitors Demonstrated value to our insureds and distribution partners Solid retention Higher renewal pricing support our value to our distribution partners and insureds Workers’ Compensation: Strong new business gains Offsetting business lost to price competition The successful Great Falls transaction Both new and renewal business in New England Eastern Specialty Risk expansion Lloyd’s Syndicate: Expectation of pre-tax profit between $1.0 million and $1.5 million for next reported quarter The value creation thesis is intact

Corporate Update August 2018

ProAssurance Corporate Profile

- Healthcare-centric specialty insurance writer
  - Healthcare Professional Liability (HCPL)
    - Only public company writing predominantly HCPL
  - Life sciences and medical device liability
  - Workers' compensation
  - Legal professional liability
  - Alternative risk transfer (ART)
- Market Cap: $2.5 billion
- Shareholders' Equity: $1.6 billion
- Total Assets: $4.6 billion
- Claims-Paying Ratings
  - A. M. Best: "A+" (Superior)
  - Fitch: "A" (Strong)
- 40 locations in three countries
  - 999 employees
- Writing in 50 states & DC
- Emerging international business

All data except Market Cap as of 6/30/18. Market Cap is 8/15/18

Business Unit	Principal Offices	Employees	Lines of Business
HCPL	18	451	Healthcare Professional Liability
PRA Corporate	1	113	Corporate functions (Accounting, Legal, etc.)
PICA	1	94	Professional Liability for Podiatry & Chiropractic
Eastern	7	274	Workers' Compensation Captive Facilities (all lines)
Medmarc	2	64	Products Liability Legal Professional Liability
PRA Risk Solutions	1	3	Alternative Risk Transfer


Lloyds
Underwriting Offices
Claims Offices
Claims/Underwriting Offices
Corporate Headquarters
Cayman Islands

ProAssurance Investor Briefing, August 2018 8

Premiums, Policyholders & Distribution YTD 2018 All Data as of 6/302018 YTD Policyholder Count: ~75,450 YTD 2018 Gross Premium: $486 mln Premium Allocated by Line Does Not Reflect Inter-Segment Eliminations Subject to Rounding Our Distribution Sources HCPL LPL Life Sciences Workers’ Comp Agent/Broker 77% 100% 100% 100% Direct 23%    Physicians & Dentists 39% Ancillary Healthcare 2% Life Sciences/ Medical Tech 4% Hospitals & Facilities 8% Attorneys 3% Retroactive 4% Workers' Compensation 33% Lloyd's 7% Other <1% Specialty P&C: 59% Physicians & Dentists 61% Ancillary Healthcare 9% Life Sciences/Medical Tech 2% Hospitals & Facilities 2% Attorneys 9% Workers' Compensation 17%

ProAssurance Brand Profile Specialty P&C Healthcare Professional Liability Workers’ Comp Alternative Risk Transfer Medical Technology & Life Sciences Products Liability Legal Professional Liability

ProAssurance’s Path to Success 1976-1991 Building financial strength Establishing a brand reputation for superior service Demutualized in 2001 1991-2012 Scope & size addressed by expansion through careful M&A and de novo expansion in traditional HCPL 2012-2016 Additional capabilities added in Life Sciences and Workers Compensation The only specialty offering HCPL and Workers Compensation Instrumental in the formation of Lloyd’s Syndicate 1729 Providing 58% of the Syndicate’s underwriting capacity New options available ranging from captives to Lloyds Corporate / Other Looking for further M&A opportunities in HCPL International opportunities can be created through Lloyds We expect to remain healthcare-centric

Management is Experienced & Invested

PROASSURANCE. Treated Fairly

Executive Committee Experience/Bios

W. Stancil Starnes, JD
Chairman & Chief Executive Officer
Company Tenure: 11 Years
Prior MPL Experience: 29 Years
Total Industry & Related Experience: 40 Years

Formerly in the private practice of law in HCPL defense and complex corporate litigation

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Edward L. Rand, Jr., CPA
Chief Operating Officer & Chief Financial Officer
Company Tenure: 14 Years
Prior MPL Experience: -
Total Industry & Related Experience: 26 Years

Career-long experience in insurance finance and accounting.
Prior to ProAssurance: Chief Accounting Officer for Partner Re

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Jeffrey P. Lisenby, JD
Executive Vice-President,
General Counsel & Secretary
Company Tenure:
17 Years
Prior MPL Experience: -
Total Industry & Related Experience:
17 Years

Formerly in the private practice of law

Michael L. Boguski, CPCU
President, Eastern Alliance Insurance Group
Company tenure:
22 Years (Co-founder)
Prior Property & Casualty experience:
11 Years
Total Industry & Related Experience:
33 Years

Career long experience in Property and Casualty Underwriting, Operations and Executive Management

Howard H. Friedman, ACAS
President HCPL Group
Chief Underwriting Officer
Company Tenure: 22 Years
Prior MPL Experience: 16 Years
Total Industry & Related Experience:
38 Years

Career-long experience in MPL company operations and management.
Former ProAssurance CFO

Ross E. Taubman, DPM
President of PICA
Company Tenure: 7 Years
Prior MPL Experience: -
Total Industry & Related Experience:
33 Years

Formerly in the private practice of podiatry.
Leader in organized podiatric medicine; former President and Trustee of the American Podiatric Medical Association

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- Proven executive management remains in place
  - Officer/SVP: 17 years average tenure / 30 years average total industry experience
  - VP level: 16 years average experience /30 years average total industry experience
- Performance over our history demonstrates our understanding of cycle management and the need to remain disciplined
- Board, management and employees are invested, owning ~2 % of ProAssurance stock
  - SVP and above subject to ownership guidelines

ProAssurance Investor Briefing, August 2018

12

Capital Management Discussion August 2018

Capital Growth: 2009–Q2 2018 2009 2010 2011 2012 2013 2014 2015 2016 2017 Q2 2018 Beginning Equity* $ 1,424 $ 1,705 $ 1,856 $ 2,164 $ 2,271 $ 2,394 $ 2,158 $ 1,958 $ 1,799 $ 1,595 Cumulative-effect adjustments ̶ ̶ ̶ ̶ ̶ ̶ ̶ ̶ $ 149 $ 8,334 Stock Issued ̶ ̶ ̶ ̶ ̶ ̶ ̶ ̶ ̶ ̶ Employee Stock Transactions $ 7,205 $ 6,147 $ 6,167 $ 7,780 $ 9,261 $ 11,246 $ 8,221 $ 12,857 $ 8,058 $ (76) Earnings $ 222,026 $ 231,598 $ 287,096 $ 275,470 $ 297,523 $ 196,565 $ 116,197 $ 151,081 $ 107,264 $ 40,279 Dividends ̶ ̶ $ (15,269) $ (192,466) $ (64,777) $ (220,464) $ (119,866) $ (315,028) $ (316,890) $ (34,246) Treasury Stock $ (46,884) $ (106,347) $ (20,317) ̶ $ (32,054) $ (222,360) $ (169,793) $ (2,106) ̶ ̶ Unrealized G/L $ 98,663 $ 19,870 $ 50,913 $ 15,343 $ (85,719) $ (1,457) $ (34,349) $ (6,456) $ (2,488) $ (34,470) Total Equity* $ 1,705 $ 1,856 $ 2,164 $ 2,271 $ 2,394 $ 2,158 $ 1,958 $ 1,799 $ 1,595 $ 1,575 * Equity shown in millions; all other data shown in thousands

Key Updates: Capital Management Regular quarterly dividends of $0.31/per common share Special dividend of $4.69/per common share paid on January 10, 2018. Following an identical special dividend paid in January 2017. Dividends declared in 2017 returned $317 million of capital to shareholders Dividends declared in 2016 also returned $317 million of capital to shareholders Underscores our commitment to effective capital management Preserves the flexibility to pursue business opportunities and potential transactions that may emerge

Superb Track Record of Capital Management Current Management Team’s Tenure Began Q2 2007 At 8/15/18 $ in 000’s Year Dividends Declared Share Repurchase Strategic Acquisitions Total* Special Regular 2007 ̶ ̶ $ 54,201 ̶ $ 54,201 2008 ̶ ̶ 87,561 ̶ 87,561 2009 ̶ ̶ 52,045 $ 137,800 189,845 2010 ̶ ̶ 106,347 233,000 339,347 2011 ̶ $ 15,269 21,013 ̶ 36,282 2012 $ 154,055 38,411 ̶ 24,000 216,466 2013 ̶ 64,777 32,454 153,700 250,931 2014 150,685 69,779 222,360 205,244 648,068 2015 53,013 66,843 169,793 ̶ 289,649 2016 249,188 65,841 2,106 ̶ 317,135 2017 250,720 66,170 ̶ ̶ 316,890 2018 ̶ 34,246 ̶ ̶ 34,246 $ 857,661 $ 421,560 $ 747,880 $ 753,744 $ 2,780,845 $2,027,101 25% increase in Shareholders Equity To $1.6 billion from $1.3 billion $2.0 billion returned to shareholders through share repurchase and dividends since 2007* Share repurchase balances share price vs. book value/share $110 mln authorized for buybacks at 8/15/2018 Regular quarterly dividend is $0.31/share $754 million deployed in transformative strategic acquisitions *Capital Returned is all declared dividends + share buybacks

Capital and Liquidity Decisions All decisions must recognize that we hold significant capital at the subsidiary level to maintain operating company ratings and satisfy regulatory requirements. Dividends from subsidiaries to the holding company are our primary source of liquidity and are paid as allowed given rating and regulatory constraints. Starting Point & Capital Required capital for operating subsidiaries Liquidity Accepted operating expenses Add & Capital Potential opportunities for organic growth and strategic M&A Liquidity Amounts needed for quarterly dividends and debt service Share repurchase at prices with a reasonable payback period Special dividend Decreasing tax efficiency Options for deploying remaining capital Recurring regular dividend

Key Source of Capital: Subsidiary Dividends to Corporate Subsidiary Dividend History (in Millions) 2018 ORDINARY Dividend Capacity $137 Million Ordinary dividends are permitted without regulatory approval Amounts and criteria vary by domiciliary state Extraordinary dividends require regulatory approval Subsidiary capital requirements play a major role Subsidiary dividends are our primary source of liquidity $57 $160 $144 $149 $229 $48 $200 $150 $162 $56 $105 $360 $294 $311 $285 YTD 18 2017 2016 2015 2014 Ordinary Extraordinary

Capital Management Priorities “A+” Rating Threshold The manner in which capital is used has an effect on financial ratings Excess Capital vs. Excess Capacity Conceptual Model of Projected A. M. Best BCAR Scores if Increase Premium Reduce Surplus

Financial / Operating Performance August 2018

Income Statement Highlights (6/30/18) Strong results from a focused strategy Three-Months Ended Six-Months Ended June 30 2018 2017 2018 2017 Gross Premiums Written $ 242.9 $ 206.2 $ 485.9 $ 437.6 Net Investment Result $ 27.8 $ 25.2 $ 51.4 $ 50.2 Total Revenues $ 256.2 $ 205.6 $ 457.2 $ 428.6 Net Losses and LAE $ 161.7 $ 115.6 $ 291.5 $ 234.7 Underwriting, Policy Acquisition & Operating Expenses $ 59.6 $ 57.9 $ 117.0 $ 115.0 Net Income (Includes Realized Investment Gains & Losses) $ 28.4 $ 19.5 $ 40.3 $ 61.0 Non-GAAP Operating Income $ 26.0 $ 21.4 $ 47.4 $ 54.8 Non-GAAP Operating Income per Diluted Share $ 0.48 $ 0.40 $ 0.88 $ 1.02 In millions, except per share data

Recognizing loss trends as they appear No change in reserving philosophy or process Disciplined Approach to Reserves $ in millions 15-Year Reserve Development History by Quarter by Year HCPL Predominating 2004—2018 $20 $19 $25 $40 $48 $53 $48 $34 $29 $29 $23 $31 $37 $38 $50 $60 $39 $42 $35 $37 $29 $23 $30 $43 $33 $52 $50 $49 $43 $36 $29 $32 $104 $108 $138 $184 $114 $82 $49 $56 $49 $44 $17 $23 $36 $105 $185 $207 $234 $326 $272 $223 $182 $161 $144 $134 $46 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Q4 Q3 Q2 Q1

Inside ProAssurance’s Income Statement (6/30/18) 06/30/18 Subject to Rounding Net Premiums Earned 89.8% Net Investment Income 9.7% Net Realized Investment Losses - 2.1% Other 2.6% Net Losses and Loss Adjustment Expenses 63.8% Underwriting, Policy Acquisitions, Operating, SPC Dividend, and Interest Expenses 28.2% Net Income 8.8% Provision for Income Taxes - 0.8% Revenues: $457 mln Expenses: $421 mln Tax Benefit: $4 mln Net Income: $40 mln

Ceded Premiums Written *(YTD 6/30/18)*

	Specialty P&C						Workers' Compensation					
	HCPL including Podiatry		Products		Lawyers		Traditional		Alternative Markets		Lloyd's	
	6/30/18	6/30/17	6/30/18	6/30/17	6/30/18	6/30/17	6/30/18	6/30/17	6/30/18	6/30/17	6/30/18	6/30/17
Gross written premium	$ 124.5	$ 121.4	$ 8.2	$ 7.5	$ 7.9	$ 8.0	$ 111.4	$ 97.0	$ 50.7	$ 46.6	$ 36.6	$ 36.0
Ceded premiums	14.8	16.1	2.8	2.7	0.9	0.8	7.2	3.8	8.9	9.5	14.9	10.2
Net written premium	109.7	105.3	5.4	4.8	7.0	7.2	104.2	93.2	41.8	37.1	21.7	25.8
Ceded Premium Components												
Excess of loss arrangements, current accident year	5.6	4.9	2.8	2.7	0.9	0.8	6.1	4.4	5.1	4.6	—	—
All other reinsurance arrangements	11.1	13.2	—	—	—	—	—	—	3.8	4.9	14.9	10.2
Ceded premiums, current accident year	16.7	18.2	2.8	2.7	0.9	0.8	6.1	4.4	8.9	9.5	14.9	10.2
Reduction in premiums owed under reinsurance agreements	(1.9)	(2.1)	—	—	—	—	1.1	(0.6)	—	—	—	—
Total ceded premiums	$ 14.8	$ 16.1	$ 2.8	$ 2.7	$ 0.9	$ 0.8	$ 7.2	$ 3.8	$ 8.9	$ 9.5	$ 14.9	$ 10.2
Ceded premiums ratio, current accident year	13.4%	15.0%	34.6%	35.6%	11.8%	10.3%	5.5%	4.5%	17.6%	20.4%	40.7%	28.3%

Subject to rounding

All other reinsurance arrangements primarily represent shared risk and quota share programs including premiums ceded 100% to an unaffiliated captive insurer for the Workers' Compensation alternative market business

All Lloyd's reinsurance premium is shown in the "All other reinsurance arrangements" line

ProAssurance Investor Briefing, August 2018

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Ceded Premiums Written (Q2 18)

	Specialty P&C						Workers' Compensation					
	HCPL including Podiatry		Products		Lawyers		Traditional		Alternative Markets		Lloyd's	
	6/30/18	6/30/17	6/30/18	6/30/17	6/30/18	6/30/17	6/30/18	6/30/17	6/30/18	6/30/17	6/30/18	6/30/17
Gross written premium	$ 131.4	$ 108.4	$ 9.8	$ 9.9	$ 6.7	$ 6.6	$ 52.6	$ 44.0	$ 18.1	$ 15.3	$ 24.2	$ 23.3
Ceded premiums	10.8	14.4	3.3	3.4	0.6	0.5	3.6	1.8	2.4	2.8	14.3	8.9
Net written premium	120.6	94.0	6.5	6.5	6.1	6.1	49.0	42.2	15.7	15.7	9.9	14.4
Ceded Premium Components												
Excess of loss arrangements, current accident year	5.2	5.3	3.3	3.4	0.6	0.5	3.2	1.6	2.0	1.6	—	—
All other reinsurance arrangements	6.8	8.9	—	—	—	—	—	—	0.4	1.2	14.3	8.9
Ceded premiums, current accident year	12.0	14.2	3.3	3.4	0.6	0.5	3.2	1.6	2.4	2.8	14.3	8.9
Reduction in premiums owed under reinsurance agreements	(1.1)	0.1	—	—	—	—	0.5	0.2	—	—	—	—
Total ceded premiums	$ 10.9	$ 14.4	$ 3.3	$ 3.4	$ 0.6	$ 0.5	$ 3.7	$ 1.8	$ 2.4	$ 2.8	$ 14.3	$ 8.9
Ceded premiums ratio, current accident year	9.1%	13.1%	33.9%	34.9%	8.7%	8.1%	6.1%	3.6%	13.3%	18.3%	59.1%	38.2%

Subject to rounding

All other reinsurance arrangements primarily represent shared risk and quota share programs including premiums ceded 100% to an unaffiliated captive insurer for the Workers' Compensation alternative market business

All Lloyd's reinsurance premium is shown in the "All other reinsurance arrangements" line

ProAssurance Investor Briefing, August 2018

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Balance Sheet Highlights Maintaining the financial strength required to keep our insurance promise while continuing to create value for our shareholders June 30, 2018 2017 2016 2015 2014 Shareholders’ Equity $1.6 $1.6 $1.8 $2.0 $2.2 Total Investments $3.4 $3.7 $3.9 $3.7 $4.0 Total Assets $4.6 $4.9 $5.1 $4.9 $5.2 Total Policy Liabilities $2.6 $2.5 $2.4 $2.4 $2.4 Book Value per Share $29.37 $29.83 $33.78 $36.88 $38.17 In billions, except Book Value per share 2014 – 2018 $1.4 bln Returned to Shareholders Through Dividends and Share Repurchase Extensive capital management activities since 2013 have reduced book vale per share while increasing shareholder return Shareholders’ Equity: 25% Increase (2007-Q2 2018) $1.26 $1.42 $1.70 $1.86 $2.16 $2.27 $2.39 $2.16 $1.96 $1.80 $1.59 $1.57 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Q2 2018

Inside ProAssurance’s Balance Sheet: (6/30/18) Cash & Investments 74.6% Insurance Receivables 14.5% Goodwill & Intangible Assets 6.3% Other Assets 4.6% Retained Earnings 35.5% Loss Reserves 45.4% Reinsurance Payable & Other Liabilities 11.0% Unearned Premiums 9.2% Other Equity - 1.1% Assets: $4.6 bln Liabilities: $3.0 bln Equity: $1.6 bln 06/30/18 Subject to Rounding

Shareholder Return & ROE August 2018

Book Value per Share History to June 30, 2018 Growth in Book Value + Dividends Since Inception (Sep 1991) Cumulative: 2,747% / CAGR: 13.4% Initial dividend declared in Q4 2011 $51.67 $21.35 $26.30 $30.17 $35.42 $36.85 $39.13 $38.17 $36.88 $33.78 $29.37 $20.80 $23.13 $25.29 $29.80 $30.98 $34.67 $31.63 $30.72 $27.91 $24.06 $ 24.25 $20.26 $24.04 $26.58 $31.93 $33.34 $35.64 $32.66 $31.17 $28.24 $24.34 $ 23.95 12/31/08 12/31/11 12/31/14 12/31/17 Book Value per Share Tangible Book Value per Share excl. Unrealized Gains / Losses Tangible Book Value per Share 2016 and 2017 Each Includes $4.69/share Special Dividend $1.84 $3.14 $4.28 $5.79 $6.96 $8.01 $9.39 $12.30 $19.35 $26.30 $35.67 $43.56 $47.41 $52.38 $36.85 $38.17 $33.78 $29.37 1991 1993 1995 1997 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 BV + Dividends Book Value

Book Value per Share Q2 2018 Roll Forward Components 6/30/18 12/31/17 Change Total Book Value $29.37 $29.83 $(0.46) Less: Goodwill & Intangible Assets 5.42 5.49 (0.07) Tangible Book Value $23.95 $24.34 $(0.39) Less: Unrealized Gain / Loss (0.30) 0.28 $(0.58) Tangible Book Value excluding Unrealized Gains/Losses $24.25 $24.06 $(0.19) Estimated Effect of Treasury Shares $(2.27) $(2.21) $(0.06) Outstanding Shares (000s) 53,619 53,457 162 Treasury Shares (000s) 9,368 9,368 —

Corporate Segment Financial Highlights (6/30/18) Three Months Ended Year Ended June 30 2018 2017 2017 2016 Net investment income $ 21.3 $ 22.8 $ 93.9 $ 98.6 Equity in earnings (loss) of unconsolidated subsidiaries $ 1.6 $ 1.8 $ 8.0 $ (5.6) Net realized investment gains (losses) $ (12.5) $ 13.3 $ 16.3 $ 34.8 Operating expenses $ 4.7 $ 8.3 $ 29.3 $ 30.8 Interest expense $ 3.7 $ 4.1 $ 16.8 $ 15.0 Income tax (benefit) / expense $ (3.4) $ (1.2) $ 21.9 $ 24.7 Segment operating result $ 6.6 $ 25.6 $ 48.1 $ 54.9 In millions

$290 million debt at 6/30/18 $250.0 million 10-year notes due 11/15/2023 5.30% Coupon $39.8 in office building mortgages $250 million revolving credit facility No current borrowings ProAssurance Leverage Update Ten-Year Premiums to Equity Ten-Year Debt to Capital Moving closer to our minimum target of 0.75:1 Committed to enhancing shareholder value through effective capital management Retaining capital needed for an eventual market turn and M&A *2018 Premiums are YTD at 6/30/18 (less LPT) annualized + LPT Financial Leverage Operating Leverage 3% 3% 2% 5% 9% 10% 15% 20% 21% 15% $- $0.8 $1.6 $2.4 Q2 2018 2017 2016 2015 2014 2013 2012 2011 2010 2009 $ in billions Debt Capital Debt to Capital 0.3 0.3 0.3 0.2 0.2 0.4 0.4 0.5 0.5 0.6 $- $0.8 $1.6 $2.4 Q2 2018* 2017 2016 2015 2014 2013 2012 2011 2010 2009 $ in billions Premiums Equity Premiums to Surplus

Return on Equity & Future Goals ROE target is seven points above the ten-year Treasury rate (risk-free rate) Ten year treasury rate was 3.0% at 8/1/18*, implying a revised ROE Target of approximately 10.0% Prior long-term return target of 12%-14% is unrealistic in the current interest rate environment Each line of business retains a pricing target of 13% ROE on allocated capital 2017 Return on Equity: 6.3% YTD 2018 Return on Equity: 5.1% *https://www.treasury.gov/resource-center/data-chart-center/interest-rates/Pages/TextView.aspx?data=yield

Components of Return on Equity Ten Year Average ROE (2008 - 2017) 10.7% Five Year Average ROE (2013 - 2017) 8.0% 1.1% 6.5% - 1.1% 0.5% - 1.9% Pre-Tax Underwriting Profit $9 Pre-Tax Investment Result $51 Non-Operating Gains (Losses) ($9) Taxes $4 Interest, SPC Dividend, & Intangibles ($15) YTD 2018 Return on Equity: 5.1% 2.4% 5.5% 1.1% 0.2% - 2.5% Pre-Tax Underwriting Profit $22 Pre-Tax Investment Result $50 Non-Operating Gains (Losses) $10 Taxes $2 Interest, SPC Dividend, & Intangibles ($23) YTD 2017 Return on Equity: 6.7%

Strong Operational Results / Consistent Profitability Combined ratio average 2009-2017: 75.2% Operating ratio average 2009-2017: 53.8% Combined Ratio and Operating Ratio History 69.1% 68.0% 52.5% 57.3% 70.6% 82.1% 90.5% 91.4% 95.4% 99.5% 38.8% 39.8% 27.6% 32.6% 46.1% 64.2% 74.8% 77.8% 82.4% 88.7% 2009 2010 2011 2012 2013 2014 2015 2016 2017 Q2 2018 Combined Ratio Operating Ratio

Total Return and Stock Price Reflects all stock splits and includes all dividends in the year declared. Source: SNL Scorecard at 8/15/18 Total Return CAGR Since Inception (Sep 1991) 2698% 13% Ten Year (8/15/08 – 8/15/18) 165% 10% Five Year (8/15/13 – 8/15/18) 36% 6% YTD 2018 -17% Stock Price Total Return Scorecard at 8/15/18 Price Change CAGR Since Inception (Sep 1991) 1688% 11% Ten Year (8/15/08 – 8/15/18) 70% 5% Five Year (8/15/13 – 8/15/18) -5% -1% YTD 2018 -18% $2.62 $4.77 $6.59 $15.74 $8.79 $16.08 $24.32 $27.46 $26.86 $39.91 $48.48 $57.05 $57.15 8/15/18: $46.75 91 93 95 97 99 01 03 05 07 09 11 13 15 17 52% 88% 160% 521% 236% 534% 884% 983% 959% 1484% 2012% 2987% 3270% 8/15/18: 2698% 91 93 95 97 99 01 03 05 07 09 11 13 15 17

Segment Overview ugust 2018

Our Four Reporting Segments ProAssurance Consolidated Specialty P&C Workers’ Compensation Lloyd’s Corporate / Other Healthcare Professional Liability Products Liability Lawyers’ Professional Liability Traditional Captive Market Facility Syndicate 1729 (62%) Syndicate 6131 (100%) Including investments & taxes PRA Corp – Parent Company Internal Agency Operations Investments, except Lloyd’s Taxes, Except Lloyd’s Debt Operating Segments

Condensed Results by Segment Q2 2018

PROASSURANCE. Treated Fairly

	Second Quarter 2018							
	Specialty P&C	Workers' Comp	Lloyd's Syndicates	Corporate / Other	Elimination	As Reported 2018	2018 Excluding LPT	As Reported 2017
Gross premiums written	$ 147,978	$ 70,711	$ 24,201	$ —	$ 10	$ 242,900	$ 216,248	$ 206,240
Net premiums written	$ 133,232	$ 64,671	$ 9,866	$ —	$ —	$ 207,769	$ 181,117	$ 175,651
Net premiums earned	$ 143,847	$ 62,254	$ 17,490	$ —	$ —	$ 223,591	$ 196,939	$ 180,353
Net losses and LAE	111,838	37,385	12,505	—	—	161,728	135,956	115,550
Underwriting, policy acquisition & operating expenses	28,050	17,969	8,060	5,621	(89)	59,611	59,944	57,885
Underwriting result	$ 3,959	$ 6,900	$ (3,075)	$ (5,621)	$ 89	$ 2,252	$ 1,039	$ 6,918
Net investment result	—	—	836	26,928	—	27,764	27,764	25,193
Net realized investment gains / (losses)	—	—	(252)	3,047	—	2,795	2,795	(2,219)
Other income / (expense)	1,262	212	(436)	1,095	(89)	2,044	2,044	2,250
SPC dividend expense / (income)	118	2,751	—	(84)	—	2,785	2,785	8,811
Interest expense	—	—	—	3,958	—	3,958	3,958	4,145
Income tax expense / (benefit)	—	—	—	(311)	—	(311)	(311)	(332)
Segment operating result	$ 5,103	$ 4,361	$ (2,927)	$ 21,886	$ —	$ 28,423	$ 27,210	$ 19,518
Net loss ratio	77.7%	60.1%	71.5%	n/a	n/a	72.3%	69.0%	64.1%
Expense ratio	19.5%	28.9%	46.1%	n/a	n/a	26.7%	30.4%	32.1%
Combined ratio	97.2%	89.0%	117.6%	n/a	n/a	99.0%	99.4%	96.2%

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39

Condensed Results by Segment YTD 2018

	YTD at 6/30/18							
	Specialty P&C	Workers' Comp	Lloyd's Syndicates	Corporate / Other	Elimination	As Reported 2018	2018 Excluding LPT	As Reported 2017
Gross premiums written	$ 288,498	$ 162,060	$ 36,561	$ —	$ (1,209)	$ 485,910	$ 459,258	$ 437,585
Net premiums written	$ 255,196	$ 145,997	$ 21,708	$ —	$ —	$ 422,901	$ 396,249	$ 379,878
Net premiums earned	$ 260,125	$ 120,660	$ 29,965	$ —	$ —	$ 410,750	$ 384,098	$ 363,256
Net losses and LAE	196,425	74,099	20,991	—	—	291,515	265,743	234,701
Underwriting, policy acquisition & operating expenses	56,327	35,301	15,306	10,297	(262)	116,969	117,302	114,994
Underwriting result	$ 7,373	$ 11,260	$ (6,332)	$ (10,297)	$ 262	$ 2,266	$ 1,053	$ 13,561
Net investment result	—	—	1,587	49,843	—	51,430	51,430	50,187
Net realized investment gains / (losses)	—	—	(306)	(9,416)	—	(9,722)	(9,722)	11,061
Other income / (expense)	2,519	578	(105)	2,037	(262)	4,767	4,767	4,071
SPC dividend expense / (income)	88	4,645	—	(201)	—	4,532	4,532	11,186
Interest expense	—	—	—	7,663	—	7,663	7,663	8,278
Income tax expense / (benefit)	—	—	6	(3,739)	—	(3,733)	(3,733)	(1,557)
Segment operating result	$ 9,804	$ 7,193	$ (5,162)	$ 28,444	$ —	$ 40,279	$ 39,066	$ 60,973
Net loss ratio	75.5%	61.4%	70.1%	n/a	n/a	71.0%	69.2%	64.6%
Expense ratio	21.7%	29.3%	51.1%	n/a	n/a	28.5%	30.5%	31.7%
Combined ratio	97.2%	90.7%	121.2%	n/a	n/a	99.5%	99.7%	96.3%

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40

Segment Highlights Specialty P & C, August 2018

Specialty P&C Financial Highlights (6/30/18) Three Months Ended Six Months Ended June 30 2018 2017 2018 2017 Gross Premiums Written $ 148.0 $ 124.9 $ 288.5 $ 261.7 Net Premiums Earned $ 143.8 $ 109.0 $ 260.1 $ 222.1 Total Revenues $ 145.1 $ 110.5 $ 262.6 $ 224.7 Net Losses & Loss Adjustment Expenses $ 111.8 $ 71.3 $ 196.4 $ 146.3 Underwriting, Policy Acquisition & Operating Expenses $ 28.1 $ 26.2 $ 56.3 $ 52.2 Operating Result $ 5.1 $ 7.8 $ 9.8 $ 21.1 Current Accident Year Net Loss Ratio 91.7% 89.7% 91.1% 89.2% Effect of Prior Accident Year Reserve Development (14.0%) (24.3%) (15.6%) (23.3%) Net Loss Ratio 77.7% 65.4% 75.5% 65.9% Underwriting Expense Ratio 19.5% 24.1% 21.7% 23.5% Combined Ratio 97.2% 89.5% 97.2% 89.4% In millions, except ratios

New Market Conditions Emerging Data Source: TransRe Unmistakable trend to higher severity evident in the broader industry Not evident in average ProAssurance paid losses Prompting greater conservatism in ProAssurance reserves on larger risks where deeper pockets may have been created by consolidation Greater conservatism also translates into higher current year loss picks Higher severity has invariably led to higher frequency which contributes to a cycle turn in healthcare professional liability 11 9 8 11 5 8 13 8 7 3 6 9 11 5 7 6 13 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 2017 Verdicts at or Above $25 Million Matched the Levels of the Last Crisis 23 30 34 23 20 28 29 31 29 20 21 33 37 20 27 26 36 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 2017 Verdicts at or Above $10 Million Were The Second Highest This Century

New Market Conditions Emerging Data Source: TransRe Greater uncertainty in the market creates an environment where ProAssurance outperforms due to superior financial strength and operational expertise Perceived trends have led two commercial carriers to exit all or part of their healthcare professional liability business Downgrades from A. M. Best on two smaller mutual companies signal growing concern over financial strength after years of 100+ combined ratios At least one larger mutual is already on a negative watch With severity a growing concern, smaller companies may have to make a choice between maintaining ratings or maintaining market share ProAssurance has achieved consistently higher pricing and strong retention as the market changes

Total Gross Written Premiums increased $23.1 million Q-o-Q—driven by the Loss Portfolio Transfer (LPT) LPT: $18.7 million written (and fully earned) in the quarter; $7.9 million of tail coverage = $26.6 million New business of $8.0 million. Physician new business: $3.7 million Facilities increased due to new business of $2.2 million and higher renewal pricing Slight increase in lawyers’ professional is new business of approximately $800,000. Q2 2018 Specialty P&C Gross Written Premium $ in millions $75.9 $75.3 $4.6 $9.6 $80.5 $84.9 Q2 2018 Q2 2017 Physician 12-mo Physician 24-mo Total $14.1 $6.8 $6.7 $11.4 $18.7 $9.7 $13.4 $6.8 $6.5 $3.3 $0.0 $9.8 Healthcare facilities Other healthcare providers Legal professionals Tail & other professional liability Retroactive Coverage Medical Technology Q2 2018 Q2 2017

Total Gross Written Premiums were $288.5 mil—increase of 10.2% Y-o-Y. Driven by the Loss Portfolio Transfer (LPT). See prior slide for details Physician decrease is due to decrease in twenty-four month policies. Retention: 91%. Physician new business: $8.7 mil Facilities increase is due to new business of $4.3M and large exposure increase Retention: 89%. Facilities new business: $4.3 mil Lawyers slight increase is due to new business of $1.7 mil. Retention: 83%. Medical technology premium increases slightly due to new business of $1.8 mil. Retention: 89%. YTD 2018 Specialty P&C Gross Written Premium $ in millions $163.8 $165.0 $12.8 $15.5 $176.6 $180.5 YTD 2018 YTD 2017 Physician 12-mo Physician 24-mo $29.1 $15.8 $14.5 $16.0 $18.7 $17.8 $25.6 $15.6 $14.4 $8.4 $0.0 $17.3 Healthcare facilities Other healthcare providers Legal professionals Tail & other, professional liability Retroactive Coverage Medical Technology 2018 YTD 2017 YTD

Retention gains are holding Continued underwriting vigilance is being used today to ensure future success Market share is important, but NOT as important as profitability Strong Retention Despite Competition Year-over-Year Premium Retention – Physicians Trailing Four Quarters’ Premium Retention – Physicians 90% 90% 89% 90% 89% 89% 89% 88% 90% 91% 2009 2010 2011 2012 2013 2014 2015 2016 2017 Q2 18 90% 92% 91% 90% Q3 17 Q4 17 Q1 18 Q2 18

Physician Liability Pricing Trend PICA excluded to facilitate accurate comparisons over time June 30, 2018 Current accident year loss ratio adjustments typically have been minor—in either direction Minimal changes on renewed business MD/DO Charged Rate History 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Q2 2018 Annual 23% 28% 28% 19% 11% 3% -2% -6% -4% -2% -2% 0% -1% 0% 0% 0% 1% 2% Cumulative 23% 57% 101% 139% 165% 173% 168% 152% 142% 137% 132% 132% 130% 131% 131% 131% 132% 134% -10% 30% 70% 110% 150%

Annual Premium for a $1M / $3M Policy Filed or Approved at 1/01/17 Key State Rate Comparison Birmingham Indianapolis Denver Louisville Dallas St Louis Cleveland New York, NY Washington Miami Detroit Chicago Family Practice (No Surgery) $7,484 $8,461 $11,100 $12,066 $13,595 $17,960 $22,455 $23,216 $24,010 $24,480 $28,263 $40,865 Anesthesiology 17,422 13,076 14,948 21,042 15,226 20,087 32,668 $31,703 30,402 30,422 28,263 50,621 Plastic Surgery 26,774 30,216 29,057 40,118 27,556 51,996 63,309 $68,481 83,672 54,189 83,268 118,909 General Surgery 30,515 34,769 36,752 45,728 39,952 60,505 73,523 $85,456 73,018 83,898 108,020 118,909 Orthopedic Surgery w/Spine 37,997 39,899 41,883 45,728 49,477 64,759 83,736 $91,114 99,652 83,898 97,019 157,930 Obstetrics 41,737 48,898 49,578 68,170 42,092 86,032 104,163 $113,747 147,595 119,549 108,020 177,441 $0 $25,000 $50,000 $75,000 $100,000 $125,000 $150,000 $175,000

Strong defense still matters to individual physicians, even if they are in a hospital-owned practice or in a large group—it’s their reputation on the line We leverage our financial strength to give our insureds the opportunity for an uncompromising defense of each claim Differentiates our product Provides long-term financial and marketing advantages Retains business and deters future lawsuits Claims outcomes are now public in more than half of the states and will be increasingly important as consumers go online to do research to control more of their medical spending Thorough Claims Defense Remains Important Industry: 73% No Paid Losses ProAssurance: 76% No Paid Losses Source: ProAssurance, as reported to PIAA Source: PIAA 2015 Claim Trend Analysis, ProAssurance Excluded Ten Year Average 2006-2015 Dropped or Dismissed 64% Defense Verdict 12% Plaintiff Verdict 4% Settled/ADR/ Other 19% Dropped or Dismissed 66% Settled/ADR / Other 26% Plaintiff Verdict 1% Defense Verdict 7%

Source: 2012-2016, Statutory Basis, A.M. Best Aggregates & Averages The Bottom Line Benefits of Strong Defense Our ability and willingness to defend claims allows us to achieve better results ProAssurance Stand Alone Five-Year Average Loss Ratio (2012-2016 / Calendar Year) ProAssurance vs. Industry Five-Year Average Loss Ratio (2012-2016) subject to rounding On average, 23 points better than the industry TOTAL LOSS RATIO Incurred Loss Adjustment Expenses as a Percentage of Premium Incurred Losses as a Percentage of Premium 14.0% 10.7% 21.9% 21.6% 24.0% 17.1% 28.0% 27.3% 35.0% 36.3% 31.1% 38.7% 49.2% 56.6% 60.3% 2012 2013 2014 2015 2016 18.4% 42.9% 28.7% 27.4% 47.2% 70.2% PRA Industry

Source: A.M. Best Aggregates and Averages for Each Line of Business (1991-2016) ProAssurance Outperforms in Insurance Average Combined Ratio 103.8% 100.6% 99.1% 106.7% 90.7% 98.8% 87.2% 67.0% 69.9% 88.3% 70.5% 74.4% 1991-2016 10-Year 2007-2016 5-Year 2012-2016 Overall P&C MPL PRA - MPL Only PRA - All Lines

Source: 1991-2016 A.M. Best Aggregates and Averages, Medical Malpractice Lines of Business. Policyholder Dividends Included. ProAssurance Outperforms in HCPL ProAssurance consistently outperforms in a volatile line of business Calendar Year Combined Ratio 1991 - 2016 '91-'16 Avg 10 Yr Avg 2007-2016 5 Yr Avg 2012-2016 40% 60% 80% 100% 120% 140% 160% 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 ProAssurance HCPL HCPL P&C 87.2% 106.7% PRA HCPL 69.9% 98.8% PRA HCPL 67.0% 90.7% PRA HCPL

Segment Strategic Review Specialty P & C, August 2018

The question is cost vs. care—we can deliver more care than we can afford Restructuring is producing profound changes in healthcare The U.S. spends a greater proportion of GDP on healthcare and the percentage is increasing How Healthcare Costs Will Force Changes in Our Market Healthcare Spending as a Percentage of GDP (1995-2014) Healthcare Cost control remains the real driver of change in the delivery of care Care being pushed down to lower cost providers Current spending levels are unsustainable The Affordable Care Act is a sideshow that does not address rising costs No perfect model for healthcare delivery has emerged http://data.worldbank.org/indicator/SH.XPD.TOTL.ZS 6% 8% 10% 12% 14% 16% 18% 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 United States France Germany Canada Japan EU Global Australia UK

How Healthcare Costs Will Force Changes in Our Market Adapted from HBR: The Strategy that Will Fix Healthcare Greater reliance on a value-based payment system Providers shouldering more of the risk of costs Drives the need for efficiency in order to optimize limited resources Changing models of reimbursement Greater reliance on technology Increasing focus on efficiency to maximize care-per-spend OVERARCHING TRENDS Larger groups/systems will have more leverage with payers Financial pressures are eliminating small groups and solo practitioners Patients will be forced to make choices as they shoulder more costs Payment for Volume (Fee-for-Service) Payment for Value & Outcome (Value-Based Care) Provider Centric Patient Centric Physician/Specialty-Driven Coordination of Care

Strategy Update: Traditional Practices are Fading

PROASSURANCE.

The HCPL Industry

Traditional practices are fading

Excess capital is being used to try to maintain market share at the expense of a sustainable future

Capital & geographic constraints challenge many small insurers

Few companies are able to respond to new coverage demands from emerging delivery models

- The fork in the road for traditional HCPL companies
  - Their core markets are disappearing and they do not have the financial size and capability to insure large, more complex risks



Small Group & Solo Practices
Employed Physicians
62%
35%
49%
44%
35%
53%
33%
58%
2008
2012
2014
2016

Source: 2016 Physicians Foundation Survey of America's Physicians, and prior editions

ProAssurance Investor Briefing, August 2018

57

The HCPL Industry Traditional practices are fading Excess capital is being used to try to maintain market share at the expense of a sustainable future Capital & geographic constraints challenge many small insurers Few companies are able to respond to new coverage demands from emerging delivery models Strategy Update: ProAssurance Can Meet the Challenges Healthcare Cost control remains the real driver of change in the delivery of care Care being pushed down to lower cost providers Current spending levels are unsustainable The Affordable Care Act is a sideshow that does not address rising costs No perfect model for healthcare delivery has emerged ProAssurance Maintaining discipline & profitability Expanding product lines through strategic M&A and internal innovation Covering the full spectrum of healthcare Addressing all avenues of distribution Created a sustainable competitive advantage Managing capital effectively The Fork in the Road For traditional HCPL companies, there can be no status quo given the inevitable evolution of their customer base

ProAssurance is Positioned to Succeed in HCPL

Emerging Issues in Healthcare

- Consolidation of providers into larger groups or within facilities/systems
- Evolution of new delivery systems to address cost pressures
- Multi-state expansion to achieve scale

Challenges for HCPL Insurers

- Broker-driven purchasing requires new approaches to the market
- Larger balance sheets required to respond to greater financial risk
- Multi-state risks require broad scope
- Evolving risk profiles require flexible coverage options and alternative markets presence

ProAssurance Responds with Strategies & Solutions

- Broker outreach and National Healthcare Team are driving higher submissions.
- Chosen by a large multi-state risk—single largest premium in PRA history (Q2 2016)
- 50-state capability in place since 2007
- Partnerships such as Certitude with Ascension Health ($131 million in DPW since inception)
- Alternative market expertise through Inova® captives, E&S capabilities and a dedicated risk retention group
- Sophisticated Work Comp solution creates a solid competitive advantage

ProAssurance Investor Briefing, August 2018 59

ProAssurance has the right combination of geographic scope, broad experience, and financial strength for success in the new world of healthcare liability ProAssurance is Positioned to Succeed in HCPL Size & Scope of Top HCPL Writers SNL 2016 Statutory Data, >50% HCPL, Direct Written Premiums >$80 million

ProAssurance is Positioned to Succeed in HCPL Our long-term focus on financial strength is central to our overall strategy and success We have proven our ability to thrive across insurance cycles We have an unmatched combination of financial strength and deep experience ProAssurance has always evolved ahead of the curve We have built the platform that allows us to serve the broad spectrum of healthcare Prudently leveraging our success and experience with the addition of specialized expertise Broad capabilities to meet evolving demands Eastern, Medmarc, PICA & Mid-Continent Traditional HCPL companies deepen our capabilities

More than 30 year of experience insuring hospitals and other healthcare facilities Experience ranges from community-based hospitals to major medical centers Enhanced coverages (ProControl) and existing programs respond to today’s emerging trends Broad Experience Across the Healthcare Market Other Healthcare Facilities: 328 Hospitals: 128 1 2 1 3 2 3 23 2 6 9 39 4 1 1 DE: 1 MD: 1 1 1 15 1 3 1 1 4 3 18 3 31 3 3 36 DE: 8 DC: 1 MD: 3 NJ: 1 28 11 8 5 3 1 36 4 1 7 11 1 1 6 3 20 48 8 2 3 6 1 1 1 1 1 12/31/17 1 1 1 1 1

Strategy Update: Successes in the Evolving Market

PROASSURANCE.

- The Certitude[tm] program in partnership with Ascension Health
  - Shared risk through quota share participation by Ascension's captive on first $1M
  - ~2,600 insured physicians
  - ~$29.6 mln inforce Certitude direct premium YTD (12/31/17)
  - Active in AL, CT, D.C., FL, IL, IN, KS, MD, MI, NY, OK, SC, TN, TX, WI
  - $44.7 mln total *direct* premium from Ascension-related risks in 2016
- CAPAssurance
  - Partnered with California-based CAP-MPT
  - Risk sharing by CAP through variable quota share participation on first $1 mln
  - ~$6.9 mln of inforce premium, including three hospitals and various facilities (12/31/17)

CERTITUDE™ by ASCENSION


States with Active Certitude Programs
Non-Certitude States where Ascension Health Ministries are based*
States with Active CAPAssurance Policies

*http://ascension.org/our-work/ascension-health/sites-of-care

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63

Addressing a Wide Spectrum of Risk Appetites Traditional Policies Primarily agent-sold or direct Remains the majority of our business Proven performance supports discipline pricing Transitional Risk sharing/high deductible programs control cost and build “sticky” business Risk purchasing groups target specific specialties or program business Joint physician/hospital policies (ProControl®) address unique risk tolerance and claims expectations of each class of insured Alternative Risk Captive insurance programs allow large, sophisticated healthcare and workers’ compensation customers to control their own insurance programs Two joint healthcare professional and workers’ compensation programs are already in place Eastern Re brings proven experience and expertise in establishing and operating captives through segregated cells Coordinated sales & marketing efforts target insureds in these classes for additional products and services

Emerging Strategic Opportunities ProAssurance Risk Solutions sm Proven expertise to address complex risk financing challenges in both healthcare and workers’ compensation Run-off liabilities in M&A transactions Assumption of existing reserve liabilities for large organizations seeking to repurpose capital resources Specialized self-insurance plans Offers financial flexibility through more efficient securitization/collateralization of self-funded risks ProAssurance Complex Medicine Program for larger entities with self-insured retentions allows us to participate in markets we have not previously addressed Proprietary analytics provides advanced underwriting & pricing capabilities in conjunction with Pro-Praxis, an underwriting agency capitalized by Cooper Gay

Leveraging Existing Expertise in New Ways Syndicate 1729 at Lloyds Our 58% participation provides potential access to international medical professional liability opportunities Increases flexibility for ProAssurance when working with complex risks Primary and excess business can be written We expect to leverage Medmarc’s expertise in the future to underwrite international medical technology and life sciences risks Medmarc Larger healthcare organizations present greater opportunities to insure activities focused on device and drug development Provides ProAssurance and our distribution partners with additional capabilities at the complex end of the healthcare delivery continuum Increasing globalization of testing and development efforts are a natural fit with Lloyd’s Syndicate 1729 ProAssurance Mid-Continent Underwriters Focuses on ancillary healthcare market which is exploding as care is being pushed down to lower cost providers

Segment Highlights Workers’ Compensation, August 2018

Workers’ Compensation Financial Highlights (6/30/18) Three Months Ended Six Months Ended June 30 2018 2017 2018 2017 Gross Premiums Written $ 70.73 $ 59.3 $ 162.1 $ 143.6 Net Premiums Earned $ 62.3 $ 56.9 $ 120.7 $ 112.1 Total Revenues $ 62.5 $ 57.1 $ 121.2 $ 112.5 Net Losses & Loss Adjustment Expenses $ 37.4 $ 33.5 $ 74.1 $ 68.1 Underwriting, Policy Acquisition & Operating Expenses $ 18.0 $ 17.1 $ 35.3 $ 33.8 Operating Results $ 4.4 $ 3.8 $ 7.2 $ 6.7 Current Accident Year Net Loss Ratio 66.5% 64.1% 66.3% 65.5% Effect of Prior Accident Year Reserve Development (6.4%) (5.2%) (4.9%) (4.7%) Net Loss Ratio 60.1% 58.9% 61.4% 60.8% Underwriting Expense Ratio 28.9% 30.1% 29.3% 30.1% Combined Ratio 89.0% 89.0% 90.7% 90.9% In millions, except ratios

2017: Expansion Completed—Opportunities Ahead Eastern Alliance Insurance Group acquired the renewal rights to the workers’ compensation book of Great Falls Insurance Company Great Falls is headquartered in Auburn, Maine Transaction adds Maine and New Hampshire to Eastern’s footprint Sets the stage for expansion into other New England states Eastern also acquired all of Great Falls’ agency contracts Many long-term relationships Management and employees are now part of Eastern forming the New England regional office Fifth operating region within Eastern Great Falls’ president is leading this new region Strong operational and cultural fit with Eastern Southeast Region Charlotte, NC Richmond, VA Gulf South Region Madison, MS Nashville, TN Austin, TX New England Region Auburn, ME Mid-Atlantic Region Lancaster, PA Wexford, PA Eastern Re (Cayman) Midwest Region Indianapolis, IN Grandville, MI

Eastern Specialty Risk: Higher Risk But NOT High Risk Business Overview Focusing on the next level of risk: higher hazard but not typical “high hazard” Some classes previous written by Eastern in High Modification programs $5.2 million in direct premiums in 2017—includes $4.6 million of new business Loss trends are favorable Initial submission quantity and quality are solid, largely construction-related and regional transportation risks Business profile aligns with expected growth in payroll/premium in the US, especially in infrastructure-focused industries Broad acceptance from existing agents that have deep relationships with Eastern Many have one or two accounts with competitors and look to move those to Eastern with this option Expected Loss Profile Loss are expected to be less frequent, but more severe, although mitigated by an excellent reinsurance structure Full support of reinsurance partners Retentions remain the same as in existing business Deepens the reinsurance relationship by providing additional rate for new exposures Loss profile means higher premiums and greater margins Eastern will apply its innovative claims and risk management strategies to shorten the tail, reduce the incidence and severity of claims and enhance workplace safety

Consistent Profitability in Workers' Comp Historical Combined Ratio Average 88.6% 2006-Q2 2018 79.1% 65.6% 80.2% 87.7% 96.0% 89.7% 91.8% 93.0% 96.0% 95.9% 95.5% 91.1% 90.7% 92.7% 94.3% 93.7% 89.1% 90.0% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 YTD 18 GAAP GAAP (excluding fair value adjustments, intangible asset amortization, transaction-related and other one-time charges)

Source: 1996-2016 A.M. Best Aggregates and Averages, Workers’ Compensation. Policyholder Dividends Included. Eastern Outperforms in Workers’ Compensation Eastern consistently outperforms in a volatile line of business Calendar Year Combined Ratio 1996 - 2016 '96-'16 Avg 10 Yr Avg 2007-2016 5 Yr Avg 2012-2016 40% 60% 80% 100% 120% 140% 160% 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 Eastern Industry P&C 90.1% 103.8% Eastern WC 92.5% 99.1% Eastern WC 88.1% 100.6% Eastern WC

Eastern Alliance Insurance Group Best-in-Class Claims, Risk Management and Underwriting Business Model Broad Product Spectrum 43 State/DC Licenses – Core Operations in 19 States Select Agency Partnerships 231 Contracts / 669 Locations Workers’ Compensation Business Profile & Overview 6/30/18 Subject to Rounding Southeast Region Charlotte, NC Richmond, VA Gulf South Region Madison, MS Nashville, TN Austin, TX Midwest Region Indianapolis, IN Grandville, MI Mid-Atlantic Region Lancaster, PA Wexford, PA Offices Licensed and actively seeking business Licensed, accepting ancillary “border” business Eastern Re (Cayman) New England Region Auburn, ME PA 49.4% IN , 7.8% NC , 5.6% NJ 5.5% DE 4.2% SC 3.6% VA 3.5% GA 3.4% TN 2.7% ME 2.3% MS 2.2% MI 2.1% Other 7.6% Premium Distribution

Guaranteed Cost Policies Loss-Sensitive Dividend Plans Deductible Plans Retrospective Rating Plans Alternative Market Programs ParallelPay–“Pay as you Go” TPA Services Claims Administration and Risk Management Broad Workers’ Compensation Product Spectrum $162.1 mln Gross Written Premium YTD 2018 (+18.5 mil / 13% vs YTD 2017)) Active Policies at 6/30/18 Traditional WC Programs 10,259 Alternative Markets 2,775 13,034 Guaranteed Cost 51% INOVA (Alternative Markets) 31% Policyholder Dividend 8% Deductible Plans 3% Retrospective Rating , 4% Assumed 3%

Wide diversification by class code and market segment 10,259 active policies in Traditional Programs Over 600 class codes actively written in Traditional business 2,775 active policies in Inova Alternative Market Programs Over 400 actively written in Inova Alternative Market Programs Diversified Book of Business Top 10 Classes of Business by Payroll Exposure as of June 30, 2018 Healthcare Related Non-Healthcare Physicians & Dentists , 10% Hospitals , 4% Skilled Nursing Homes 2% Clerical / Office 15% Colleges / Schools 11% Auto Dealers 4% Outside Sales 4% Restaurants 4% Fast Food 2% Banks 2% Traditional Business Skilled Nursing Homes 5% Physicians & Dentists 7% Home Healthcare 3% Social Rehab Facility 2% Retirement Community 3% Clerical / Office 15% Colleges / Schools 9% Outside Sales 5% Auto Dealers 5% Restaurants 3% Alternative Markets Business

Eastern’s proactive claim-closing strategies are key to being recognized as a short-tail writer of workers’ compensation No claims open from 2004 and earlier 77 net claims open from 2014 and prior Workers’ Comp Claim Closing Pattern: Traditional 6/30/2018 536 590 573 687 590 717 778 890 955 1,077 1,187 1,258 1,309 1,251 1,144 992 821 0 0 0 0 2 2 1 2 5 2 8 9 17 29 71 116 399 0 150 300 450 600 750 900 1,050 1,200 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Accident Years Closed Claims Open Claims

Workers’ Comp Claim Closing Pattern: Alternative 6/30/2018 Eastern’s proactive claim-closing strategies are key to being recognized as a short-tail writer of workers’ compensation No claims open from 2008 and earlier 37 net claims open from 2015 and prior 103 175 267 407 422 310 326 336 385 405 503 500 572 625 653 631 512 0 0 0 0 0 0 0 0 1 1 1 1 2 11 20 66 230 0 100 200 300 400 500 600 700 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Accident Years Closed Claims Open Claims

Segment Strategic Review Worker’s Compensation, August 2018

Strategy Update: How Eastern Differentiates Understands market dynamics and regulatory concerns Use of local knowledge that has always differentiated ProAssurance Disciplined individual account underwriting with focus on rate adequacy in rural territories Dedicated to effective claims management and returning injured workers to wellness

Healthcare as a Percentage of Overall Workers’ Compensation Writings Direct Written Premium YTD at 6/30/18 Significant Healthcare Profile YTD 2018 Healthcare premiums grew 8.3% vs. 6/30/2017 2017 Healthcare premiums up 12.0% over 2016 The Majority of Healthcare-Related Premiums are Written in Alternative Markets/Inova $ = DPW in millions Non - Healthcare 77% Healthcare 23% $17 $17 $24 $16 $32 $30 $33 $49 $54 YTD 2018 2017 2016 Inova Traditional

Strategy Update: Alternative Market Overview Inova® is our alternative insurance brand Alternative insurance structure utilizes a segregated portfolio company (Eastern Re) with segregated portfolio cells housing captives Alternative market solutions are in high demand Fast growing sector of the Property and Casualty marketplace Inova is a high ROE product with significant retention Fee-based revenue diversifies earnings that are largely based on underwriting Jointly-owned SPC’s Capital efficient Unique product offering for healthcare organizations differentiates Eastern & ProAssurance MPL / WC lines in a single SPC Leverage “mono-line” expertise for both With the uncertainty created by healthcare reform, it is more important than ever for healthcare organizations to manage “controllable” expenses Enhances agency partnerships Risk sharing (joint ownership) educates agents on principles of underwriting, risk management and claims administration Certain programs assist in Eastern’s geographic expansion / diversification efforts

Strategy Update: How Eastern RE Differentiates Captive insurance solutions provided through Eastern Re Value-added risk management services cements brand loyalty Strategic partnerships with select independent agencies that share philosophies on controlling workers’ compensation costs Segregated cell company based in Cayman Successfully driving new business opportunities for healthcare professional liability business

How Inova® Benefits Insureds “A” Rated Paper – WC / “A+” Rated Paper – MPL / GL Stable Off-Shore Facility Eastern Re Ltd, S.P.C. established in 1987 Cayman Islands Monetary Authority regulation Segregated portfolio cells statutorily protected from each other Multi-State Coverage “Fully-Bundled” Approach No need for separate service agreements or providers Access to ProAssurance / Eastern Reinsurance Markets Reinsurance Program Protection “Turn-key” Operation Provides simple and easy transition from start to finish Minimal start-up capitalization Flexible ownership Monthly and Annual Reporting Package Detailed monthly reporting package Quarterly actuarial reviews and financials Potential Shareholder Dividends Dedicated Service Team Account management, underwriting, claims, risk management, marketing, accounting, premium audit Annual Off-Shore Meeting with Senior Management Team

Inova: Direct Written Premium Trends DPW in 000’s 19 year track record of growth and profitability 2017 DWP = $80.5 million Year-over-year growth of 6.1%

Segment Highlights Lloyds, August 2018

Lloyd’s Segment Financial Highlights (6/30/18) Three Months Ended Six Months Ended June 30 2018 2017 2017 2016 Gross Premiums Written $ 24.2 $ 23.3 $ 36.6 $ 36.0 Net Premiums Earned $ 17.5 $ 14.5 $ 30.0 $ 29.1 Total Revenues $ 17.6 $ 14.8 $ 31.1 $ 30.2 Net Losses & Loss Adjustment Expenses $ 12.5 $ 10.8 $ 21.0 $ 20.3 Underwriting, Policy Acquisition & Operating Expenses $ 8.1 $ 6.9 $ 15.3 $ 13.1 Operating Result $ (2.9) $ (2.3) $ (5.2) $ (2.6) Current Accident Year Net Loss Ratio 64.2% 71.4% 66.9% 72.1% Effect of Prior Accident Year Reserve Development 7.3% 2.9% 3.2% (2.3%) Net Loss Ratio 71.5% 74.3% 70.1% 69.8% Underwriting Expense Ratio 46.1% 47.3% 51.1% 45.0% In millions, except ratios

Syndicate 1729 2018 Underwriting capacity: $174.3 million ProAssurance’s 62% share is $108.3 million Syndicate 6131 2018 underwriting capacity: $10.6 million ProAssurance is the 100% capital provider Lloyd’s Syndicates Business Detail† †For the trailing twelve months as of March 31, 2018 and reported June 30, 2018. $ in millions and based on exchange rates at 6/30/2018 Broad spread of risk Property is primarily US Property Insurance (Mainly US) 27% Casualty (US) 23% Catastrophe Reinsurance - XS of Loss (non US) 1% Catastrophe Reinsurance - XS of Loss (US) 16% Facility (US) 15% General Liability (US) 8% All Other Reinsurance (Mainly US) 9% Specialty (all other) 1%

Segment Highlights & Strategic Review Lloyd’s, August 2018

Lloyd’s Strategy Review ProAssurance now provides 62% of capital to Syndicate 1729 (increased from 58% at 1/1/18) Small ownership interest in the underlying underwriting arm, Dale Underwriting Partners $200 million capital commitment is best viewed as an investment Early stage costs elevated but in-line with expectations Expenses leveling as operations mature Provides potential exposure to global professional liability opportunities Also relevant to Medmarc for medical technology and products liability as more testing and development moves offshore

Key Lloyd’s Opportunities Special Purpose Arrangement (SPA) within Syndicate 1729 began writing business in 2018 Syndicate 6131 Four experienced underwriters with established books of business prior to joining Planned premium is $22 million Business focus is contingency & specialty property Continuing success in international healthcare professional liability from the highly-experienced underwriting team that joined Syndicate 1729 in March 2016 Extensive experience in Canada, Australia, South America & Middle East

Syndicate 1729 Outlook for 2018 Little change in overall results expected for the next reported quarter Little or no exposure to Brexit and related issues Few UK risks written Improving market conditions Growth in a more profitable market More catastrophe risk, gross & net Addressed through additional reinsurance Remaining disciplined and focused on core products Trimming away lower margin business Maintaining vigilance on expenses

Investment Strategy and Detailed Holdings

Proactively managing allocations for better risk-adjusted returns Reducing municipals due to changes in tax rates 2018 Investment Strategy Continuing capital management activities are reducing the size of the portfolio Duration management remains paramount We will not extend duration in search of incremental yield Optimizing our allocation Ensures non-correlation of returns

YTD Net Investment Result (6/30/18) 6/30/2018 6/30/2017 Change Net Investment Income Fixed maturities $ 33,042 $ 38,152 $ (5,110) Equities 9,865 7,942 1,923 Short-term investments including Other 2,540 1,736 804 BOLI 904 897 7 Investment fees and expenses (3,527) (3,646) 119 Net investment income $ 42,824 $ 45,081 $ (2,257) Equity in Earnings (Loss) of Unconsolidated Subsidiaries All other investments, primarily investment fund LPs/LLCs $ 20,113 $ 14,363 $ 5,750 Tax credit partnerships (13,094) (10,039) (3,055) Equity in earnings (loss) $ 7,019 $ 4,324 $ 2,695 Net investment result $ 49,843 $ 49,405 $ 438 $ in thousands Fixed income is down due to ~17% lower average balances primarily due to sale of municipals Income yield is 3.2% (3.3% tax equivalent) for 2018 and 3.1% (3.5% tax equivalent) for 2017 Excludes Lloyd’s Syndicate investment income of $1.6M for 2018 and $0.8M for 2017 Excluding Capital Gains / (Losses)

2017 Consolidated Net Investment Result $ in thousands Fixed income is down due to ~7% lower average balances and lower yields Excluding Capital Gains / (Losses) 12/31/17 12/31/16 Change Net Investment Income Fixed maturities $ 75,669 $ 85,818 $ (10,149) Equities 17,198 14,887 2,311 Short-term investments including; other 7,793 3,402 4,391 BOLI 1,979 2,008 (29) Investment fees and expenses (6,977) (6,103) (874) Net investment income $ 95,662 $ 100,012 $ (4,350) Equity in Earnings (Loss) of Unconsolidated Subsidiaries All other investments, primarily investment fund LPs/LLCs $ 28,685 $ 19,055 $ 9,630 Tax credit partnerships (20,652) (24,817) 4,165 Equity in earnings (loss) $ 8,033 $ (5,762) $ 13,795 622 Net investment result $ 103,695 $ 94,250 $ 9,445

ProAssurance Recent Investment Performance As of June 30, 2018 Management reporting item which is ‘tax equivalent,’ unaudited, and non GIPS, may not equal 100% due to rounding Contribution to Returns 2014-Q2 2018 / PRA vs Benchmarks 2018 2017 2016 2015 2014 % of Assets PRA Benchmark % of Assets PRA Benchmark % of Assets PRA Benchmark % of Assets PRA Benchmark % of Assets PRA Benchmark Core Fixed 68% -0.02% -0.35% 72% 2.33% 2.24% 72% 1.95% 1.32% 73% 1.86% 1.58% 72% 3.24% 3.04% Alternative Fixed 12% 0.04% -0.02% 11% 0.58% 0.46% 8% 0.93% 0.59% 6% -0.19% -0.14% 7% 0.25% 0.19% Tax Credits 2% 0.08% 0.07% 3% 0.09% 0.09% 4% 0.45% 0.45% 4% 0.56% 0.56% 4% 0.45% 0.45% Private Equity 3% 0.33% 0.20% 3% 0.59% 0.59% 3% 0.33% 0.33% 2% 0.07% 0.07% 1% 0.31% 0.31% Equity 9% 0.05% -0.02% 9% 0.96% 1.01% 9% 1.36% 1.13% 8% -0.15% -0.62% 9% 0.72% 0.85% Real Estate 1% 0.13% 0.05% 1% 0.07% 0.07% 1% 0.08% 0.09% 1% 0.09% 0.08% 1% 0.05% 0.04% Other 4% -0.01% 0.01% 1% 0.31% 0.25% 3% 0.03% 0.03% 6% -0.01% -0.01% 7% 0.00% 0.00% Total 0.60% -0.05% 4.95% 4.72% 5.13% 3.95% 2.23% 1.53% 5.02% 4.88% Total Portfolio Outperformance 0.65% 0.23% 1.18% 0.70% 0.14%

6/30/18 Full portfolio disclosure on our website: investor.proassurance.com/CustomPage/Index?KeyGenPage=305596 ProAssurance Investment Profile $2.2 Billion Fixed Income Portfolio (64% of Invested Assets) $3.4 Billion Overall Portfolio Sources of Liquidity Average duration: 3.4 years Average tax-equivalent income yield: 3.4% Investment grade: 94% Weighted average: A+ State & Muni 16% Corporate 56% Asset Backed 20% Govt & Agency 8% Short Term (excluding cash) 6% Equities & Equity Substitutes 28% BOLI 2% Fixed Income 64% MONTHS (Negotiated) LPs (Secondary Liquidity) 8% 30 - 90 DAYS HFs/Privates 3% NOT LIQUID Statutory Deposits 2% SIX MONTHS BOLI 2% DAILY Cash Equities Bonds 85%

6/30/18 ProAssurance Portfolio Detail: Asset Backed Weighted Average Rating: “AAA” $421Million (20% of Fixed Income / 13% of Invested Assets) RMBS 49% Other (Primarily Auto & Credit Card) 40% CMBS , 11%

ProAssurance Portfolio Detail: Corporate Corporates: $1.2 Billion (56% of Fixed Assets / 36% of Invested Assets) Top 20 Banks/Financials: $193 million in millions J. P. Morgan $18 Simon Properties $8 Goldman Sachs $18 Barclays $7 Bank of America $18 Athene $7 Doctor’s Co $12 Key Banc $6 Morgan Stanley $11 Bank of Montreal $6 Wells Fargo $11 MUFJ Group $6 American Express $11 Regions $6 US Bank $11 NRUC $6 PNC $11 Lloyds Bank $5 Citi $10 VISA $5 Weighted Average Rating: A- 6/30/18 Utilities & Energy Other 8% Basic Materials 2% Technology 4% Communications 6% Consumer Oriented 22% Financials 36% Industrials 9%

6/30/18 ProAssurance Portfolio Detail: Municipals Municipals: $331 Million (16% of Fixed Income / 10% Invested Assets) Weighted Average Rating: AA Top 10 Municipal Holdings in millions North Carolina State Capital Improvement $10 Connecticut State Housing $7 Omaha Public Power $7 Pennsylvania State Housing $7 New York State Dorm Authority $6 Houston Texas Airport System Revenue $5 Penn State $5 New York Energy Research $5 Miami-Dade County Aviation $5 Nebraska State Investment $4 General Obligation 16% Prerefunded , 12% Special Revenue 72%

6/30/18 Subject to Rounding ProAssurance Portfolio: Equities & Other Equities & Other: $922 Million (26% of Invested Assets) Equities 22% Private Equity 14% Hedge Funds 8% BDC Stocks 4% Multi Asset Class Fund 6% Private Credit/Structured Credit 8% Real Estate LP 5% MLPs 4% Convertible Bonds 4% Bond Funds 10% Inflation Focused Bond Fund 7% Tax Credits 8%

2017 Consolidated Financial Data

2017 Income Statement Highlights Strong results from a focused strategy Three-Months Ended Year Ended December 31 2017 2016 2017 2016 Gross Premiums Written $191.8 $187.5 $874.9 $835.0 Net Investment Result $25.6 $25.6 $103.7 $94.3 Total Revenues $ 209.1 $237.7 $ 866.1 $870.2 Net Losses and LAE $ 105.1 $107.3 $ 469.2 $ 443.2 Underwriting & Operating Expenses $ 63.6 $ 60.9 $ 235.8 $ 227.6 Net Income (Includes Realized Investment Gains & Losses) $17.3 $54.8 $107.3 $151.1 Operating Income $29.5 $44.4 $108.5 $129.8 Operating Income per Diluted Share $ 0.55 $ 0.83 $ 2.02 $ 2.43 In millions, except per share data

2017 Condensed Results by Segment 2017 Specialty P&C Specialty P&C Workers' Comp Workers' Comp Lloyd's Syndicate Lloyd's Syndicate Corporate / Other Corporate / Other Elimination Elimination 2017 2016 2016 2015 Gross premiums written $ 549,323 $ 263,391 $ 70,224 $ — $ (8,062) $ 874,876 $ 835,014 Net premiums written 470,535 238,514 54,969 — — 764,018 738,533 Net premiums earned 453,921 227,408 57,202 — — 738,531 733,281 Net losses and LAE 288,701 136,237 44,220 — — 469,158 443,229 Underwriting, policy acquisition & operating expenses 108,830 70,945 26,963 29,275 (260) 235,753 227,610 Underwriting Results $ 56,390 $ 20,226 $ (13,981) $ (29,275) $ 260 $ 33,620 $ 62,442 % of total 167.7% 60.2% (41.6)% (87.1)% 0.8% 100.0 % Net investment result — — 1,736 101,959 — 103,695 94,250 Net realized inv gains / (losses) — — 107 16,302 — 16,409 34,875 Other income 5,688 674 (1,476) 2,888 (260) 7,514 7,808 SPC dividend expense / (income) 4,970 5,828 — 4,973 — 15,771 8,142 Interest expense — — — 16,844 — 16,844 15,032 Income tax expense / (benefit) — — (568) 21,927 — 21,359 25,120 Segment operating results $ 57,108 $ 15,072 $ (13,046) $ 48,130 $ — $ 107,264 $ 151,081 Net loss ratio 63.6% 59.9% 77.3 % n/a n/a n/a n/a 63.5% 60.4 % Expense ratio 24.0% 31.2% 47.1 % n/a n/a n/a n/a 31.9% 31.0 % Combined ratio 87.6% 91.1% 124.4 % n/a n/a n/a n/a 95.4% 91.4%

2017 Specialty P&C Financial Highlights Three Months Ended Year Ended December 31 December 31 2017 2016 2017 2016 Gross Premiums Written $121.3 $125.5 $549.3 $535.7 Net Premiums Earned $113.5 $122.7 $453.9 $457.8 Total Revenues $115.3 $124.0 $459.6 $463.1 Net Losses & Loss Adjustment Expenses $68.6 $62.8 $288.7 $268.6 Underwriting & Operating Expenses $29.6 $26.8 $108.8 $104.3 Operating Result $17.2 $34.4 $57.1 $90.1 Current Accident Year Net Loss Ratio 93.4% 89.4% 89.9% 88.6% Effect of Prior Accident Year Reserve Development (33.0%) (38.2%) (26.3%) (29.9%) Net Loss Ratio 60.4% 51.2% 63.6% 58.7% Underwriting Expense Ratio 26.1% 21.8% 24.0% 22.8% Combined Ratio 86.5% 73.0% 87.6% 81.5% In millions, except ratios

2017 Workers’ Compensation Financial Highlights Three Months Ended Year Ended December 31 December 31 2017 2016 2017 2016 Gross Premiums Written $60.2 $53.5 $263.4 $247.9 Net Premiums Earned $57.6 $56.8 $227.4 $220.8 Total Revenues $57.8 $57.0 $228.1 $221.7 Net Losses & Loss Adjustment Expenses $33.0 $36.4 $103.2 $140.5 Underwriting & Operating Expenses $18.7 $18.0 $70.9 $70.5 Operating Result $5.8 $1.3 $15.1 $5.9 Current Accident Year Net Loss Ratio 68.9% 67.9% 66.2% 66.4% Effect of Prior Accident Year Reserve Development (11.6%) (3.9%) (6.3%) (2.8%) Net Loss Ratio 57.3% 64.0% 59.9% 63.6% Underwriting Expense Ratio 32.5% 31.6% 31.2% 31.9% Combined Ratio 89.8% 95.6% 91.1% 95.5% In millions, except ratios

2017 Lloyd’s Segment Financial Highlights Three Months Ended Year Ended December 31 December 31 2017 2016 2017 2016 Gross Premiums Written $13.2 $14.3 $70.2 $65.2 Net Premiums Earned $11.8 $14.1 $57.2 $54.7 Total Revenues $12.5 $14.8 $57.6 $57.6 Net Losses & Loss Adjustment Expenses $3.5 $8.1 $44.2 $34.1 Underwriting & Operating Expenses $7.2 $6.2 $27.0 $22.8 Operating Result $1.9 $2.3 $(13.0) $0.2 Current Accident Year Net Loss Ratio 31.6% 58.5% 78.7% 83.3% Effect of Prior Accident Year Reserve Development (2.0)% (0.9)% (1.4)% (0.9)% Net Loss Ratio 29.6% 57.6% 77.3% 62.4% Underwriting Expense Ratio 60.7% 43.7% 47.1% 41.8% In millions, except ratios

2017 Corporate Segment Financial Highlights Three Months Ended Year Ended December 31 December 31 2017 2016 2017 2016 Net investment income $ 25.5 $24.3 $ 93.9 $ 98.6 Equity in earnings (loss) of unconsolidated subsidiaries $ (0.5) $ 0.8 $ 8.0 $ (5.6) Net realized investment gains (losses) $ (2.4) $ 16.5 $ 16.3 $ 34.8 Operating expenses $ 8.2 $ 10.1 $ 29.3 $ 30.8 Interest expense $ 4.4 $ 3.7 $ 16.8 $ 15.0 Income tax (benefit) / expense $ 17.0 $ 10.5 $ 21.9 $ 24.7 Segment operating results $ (7.6) $ 16.8 $ 48.1 $ 54.9 In millions

2017 Ceded Premiums Written

ProAssurance. Treated Fairly

	HCPL including Podiatry		Products		Lawyers		Workers' Compensation Traditional		Workers' Compensation Alternative Markets		Lloyd's	
	12/31/17	12/31/16	12/31/17	12/31/16	12/31/17	12/31/16	12/31/17	12/31/16	12/31/17	12/31/16	12/31/17	12/31/16
Gross written premium	$ 488.9	$ 476.8	$ 34.4	$ 33.3	$ 26.0	$ 25.6	$ 182.8	$ 172.0	$ 80.6	$ 75.9	$ 70.2	$ 65.2
Ceded premiums	64.3	63.9	12.3	11.1	2.2	2.0	9.9	9.4	15.0	15.0	15.3	8.9
Net written premium	424.6	412.9	22.1	22.2	23.8	23.6	172.9	162.6	65.6	60.9	54.9	56.3
Ceded Premium Components												
Excess of loss arrangements, current accident year	17.4	16.9	12.3	11.1	2.2	2.0	9.8	10.3	8.2	7.2	—	—
All other reinsurance arrangements	48.1	54.1	—	—	—	—	—	—	6.8	7.7	15.3	8.9
Ceded premiums, current accident year	65.5	71.0	12.3	11.1	2.2	2.0	9.8	10.3	15.0	14.9	15.3	8.9
Reduction in premiums owed under reinsurance agreements	(1.2)	(7.1)	—	—	—	—	0.1	(0.8)	—	—	—	—
Total ceded premiums	$ 64.3	$ 63.9	$ 12.3	$ 11.1	$ 2.2	$ 2.0	$ 9.9	$ 9.5	$ 15.0	$ 14.9	$ 15.3	$ 8.9
Ceded premiums ratio, current accident year	13.4%	14.9%	35.8%	33.3%	8.5%	7.8%	5.4%	6.0%	18.6%	19.6%	21.8%	13.7%

All other reinsurance arrangements primarily represent shared risk and quota share programs including premiums ceded 100% to an unaffiliated captive insurer for the Workers' Compensation alternative market business

All Lloyd's reinsurance premium is shown in the "All other reinsurance arrangements" line

ProAssurance Investor Briefing, August 2018

109

Forward Looking Statements Non-GAAP Measures This presentation contains Forward Looking Statements and other information designed to convey our projections and expectations regarding future results. There are a number of factors which could cause our actual results to vary materially from those projected in this presentation. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, such as our Current Reports on Form 8-K, and our regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.” Please review this presentation in conjunction with a thorough reading and understanding of these risk factors. This presentation contains Non-GAAP measures, and we may reference Non-GAAP measures in our remarks and discussions with investors. The primary Non-GAAP measure we reference is operating income, a non-GAAP financial measure that is widely used to evaluate performance within the insurance sector. In calculating operating income, we have excluded the after-tax effects of net realized investment gains or losses and guaranty fund assessments or recoupments that do not reflect normal operating results. We believe operating income presents a useful view of the performance of our insurance operations, but should be considered in conjunction with net income computed in accordance with GAAP. A reconciliation of these measures to GAAP measures is available in our regular reports on Forms 10-Q and 10-K and in our latest quarterly news release, all of which are available in the Investor Relations section of our website, Investor.ProAssurance.com. IMPORTANT SAFE HARBOR & NON-GAAP NOTICES